UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 11, 2013

CME GROUP INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31553	36-4459170
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 South Wacker Drive

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

CME Group Inc. (the “Company”) held its Annual Meeting on May 22, 2013 (the “Annual Meeting”). The results of the Annual Meeting were reported on a Current Report, filed with the SEC on May 28, 2013, and the Company disclosed that the election of five members of the Class B-2 Nominating Committee to serve until 2014 from a slate of ten nominees (elected by the Class B-2 shareholders) was deferred to June 11, 2013 at 1:30 p.m. at 20 South Wacker Drive, Chicago, Illinois. The following are the results from the deferred proposal:

The election of five members of the Class B-2 Nominating Committee to serve until 2014 from a slate of ten nominees (elected by the Class B-2 shareholders):

Name	Votes For	Votes Against	Abstentions
Justin R. Bouchard	23	31	205
Jeffrey R. Carter	99	18	142
Richard J. Duran	90	12	157
Yra G. Harris	116	20	123
Donald M. Karel	47	30	182
Donald J. Lanphere Jr.	102	23	134
Michael E. Lattner	62	22	175
Patrick J. Mulchrone	134	11	114
Gregory J. Veselica	64	23	172
Barry D. Ward	64	25	170

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc. Registrant

Date: June 13, 2013	By:	/s/ Kathleen M. Cronin
	Name:	Kathleen M. Cronin
	Title:	Senior Managing Director, General Counsel and Corporate Secretary